EX-99.B-5
Jackson National Life
Insurance Company of New York
2900 Westchester Avenue, Suite 305,
Purchase, NY 10577

Application for Single Premium Variable Annuity
USE DARK INK ONLY

The Owner
Name
Date of Birth     Relationship
Social Security Number/Federal I.D.
Address (Number and Street)
City     State    ZIP
Phone
Are you a U.S. citizen?
n  Yes        n  No

Joint Owner
Name
Date of Birth     Relationship
Social Security Number/Federal I.D.
Are you a U.S. citizen?
n  Yes        n  No

Annuitant (If other than Proposed Owner)
Name (Print as desired in policy)
Social Security Number/Federal I.D.
Date of Birth     Age      Sex
Address (Number and Street)
City     State    ZIP
Phone
Policy Number (Home Office Use Only)
Are you a U.S. citizen?
n  Yes        n  No

Joint Annuitant (optional)
Name
Social Security Number/Federal I.D.
Date of Birth     Relationship
Are you a U.S. citizen?
n  Yes        n  No

The Beneficiary
(PRIMARY) NAME
Date of Birth     Relationship

CONTINGENT NAME
Date of Birth     Relationship

Capital Protection Program?      n  Yes    n  No
Guaranteed Option               n  1 year    n  3 year
Now that you have determined which guaranteed option you intend to use, indicate below how you would like the balance of your initial investment allocated.

Premium Allocation
(Whole percentages -- must total 100%)

JNL(R)/Janus Aggressive Growth                        %
JNL/Janus Global Equities                             %
JNL/Alliance Growth                                   %
JNL/J.P. Morgan International & Emerging Markets      %
JNL/PIMCO Total Return Bond                           %
JNL/Putnam Growth                                     %
JNL/Putnam Value Equity                               %
Salomon Brothers/JNL Global Bond                      %
Salomon Brothers/JNL High Yield Bond                  %
Salomon Brothers/JNL Balanced                         %
PPM America/JNL Money Market                          %
Lazard/JNL Small Cap Value                            %
Lazard/JNL Mid Cap Value                              %
Goldman Sachs/JNL Growth & Income                     %
T. Row Price/JNL International Equity Investment      %
T. Rowe Price/JNL Mid-Cap Growth                      %
JNL/S&P Conservative Growth II                        %
JNL/S&P Moderate Growth II                            %
JNL/S&P Aggressive Growth II                          %
JNL/S&P Very Aggressive Growth II                     %
JNL/S&P Equity Growth II                              %
JNL/S&P Equity Aggressive Growth II                   %
Guaranteed Options
     1 year _______%
     3 year _______%
Premium Payment
Premium with application   $______________
IRC 1035 Exchange?        n  Yes   n No
Will this annuity replace any existing life insurance or annuity?
n  Yes   n  No      Details:
Company
Policy No.
Have you completed a State Replacement Form (where required)?
n  Enclosed    n Not required

Annuity Type
         Plan Type                           Type of  Transfer
n Non-tax Qualified                          n IRC 1035  Exchange
n IRA - Individual  Contribution  year ____  n Direct  Transfer
n IRA - Spousal Contribution  year ____      n Direct  Rollover
n IRA - Custodial  Contribution year ____    n Non-direct  Rollover
n IRA - SEP  Contribution  year ____         n Trustee to Trustee Transfer
n IRA - Roth Contribution year ____ n 403(b)
n 401(k) Qualified Savings Plan
n HR-10 (KEOGH) Plans
n Other ____________________________________________

NVDA101                                                        NV2555 Rev. 10/99

Dollar-Cost  Averaging

I authorize the Company to transfer the following amount as indicated below (min. $100). Transfers are available from all variable accounts and the one-year guaranteed account. (Check transfer frequency.)
         n Monthly         n Quarterly      n Semiannually    n Annually
Please make the first transfer on ____/____/______ (mm/dd/yy)
         Source Fund       Destination Fund           Amount
(One source fund only)
                                                      $
                                                      $
                                                      $
                                                      $
                                                      $

Systematic Withdrawal Program By checking "yes" below, I hereby elect to participate in the Systematic Withdrawal Program. In so doing, I authorize the Company to forward the appropriate administrative form for my review and signature. I understand that this request is subject to the terms of the contract, and receipt of a properly executed form.

n  Yes         n  No

Income Date
Anticipated Income/Annuity Date:
If Income Date is not specified, age 90 (age 70 1/2 for Qualified Plans) will be used.

Rebalancing
Rebalancing to begin on____/____/____ (date).
Rebalancing should occur:
n Monthly         n Quarterly
n Semiannually    n Annually

--------------------------------------------------------------------------------
IMPORTANT: MAKE ALL CHECKS PAYABLE ONLY TO JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------
1. I hereby represent to the best of my knowledge and belief that each of the statements and answers contained above are full, complete and true.
2. The Social Security or taxpayer identification number shown above is certified to be correct.
3. I understand that annuity premiums, benefits, and surrender values, if any, when based on the investment experience of a separate account of JNL/NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed.
4. I have been given a current Prospectus for this variable annuity and for each Series listed above.
5. The Contract I (we) have applied for is suitable for my (our) insurance investment objective, financial situation and needs.
6. I understand that amounts payable from the Guaranteed Account Option under this Contract are subject to an interest rate adjustment if withdrawn or transferred prior to the end of the applicable guaranteed period.
7. If I have elected the Capital Protection Program, I hereby acknowledge receipt of the OCapital Protection Program Disclosure Statement.O

Dated and signed
atE________________________________________E
         City     State

onE___________________________________ (date)
Signature of Owner
Signature of Joint Owner or Joint Annuitant Title
Signature of Annuitant if other than Owner

Registered Representative Statement
Broker statement: To the best of my knowledge and belief, this application
n will    n will not replace any life insurance or annuities. I have complied with requirements for disclosure and/or replacement as necessary.

I certify that I am authorized and qualified to discuss the Contract.

Producer's/Representative's Full Name (Please Print) JNL/NY Producer Number Phone No.
Address  City     State
Signature of Producer/Representative        Date
Producer/Dealer Name and No.        JNL/NY Producer Number
Application, funds and transfer paperwork must be sent to:
Jackson National Life Insurance Company of New York
         Service Center                  Mail form to:
         P.O. Box 0809                   JNL/NY IMG Service Center
         Denver, CO  80263-0809          P.O. Box 12180
                                         Lansing, MI 48901-2180
                                         888/464-7779

[LOGO]
Jackson National Life
Insurance Company of New York
Insuring your financial future.(R)
Home Office; Purchase, New York
800/599-5651

For application questions or assistantce, please call 800/599-5651 (7:00 a.m. to 6:00 p.m. MT).
NVDA101                                                        NV2555 Rev. 10/99